Exhibit 3.2

Execution Version

LIMITED LIABILITY COMPANY AGREEMENT OF

APOLLO ASSET-BACKED FINANCE COMPANY LLC

This Limited Liability Company Agreement (this “Agreement”) of Apollo Asset-Backed Finance Company LLC, a Delaware limited liability company (the “Company”), is entered into as of September 22, 2023, by Apollo Principal Holdings VI, L.P., a Cayman Islands exempted limited partnership (“Apollo Principal Holdings”), as a member of the Company generally (in such capacity, the “Sole Member”), and as a Class V Member (as defined herein) (together with each other person admitted to the Company as a member of the Company in accordance with the terms of this Agreement, until such time as such person ceases to be a member of the Company, individually, a “Member” and collectively, the “Members”).

WHEREAS, the Company was formed as a limited liability company pursuant to and in accordance with the Delaware Limited Liability Company Act (6 Del.C. §18-101, et seq.), as amended from time to time (the “Act”) by filing a certificate of formation with the Secretary of State of the State of Delaware on September 22, 2023 (the “Certificate”), and

WHEREAS, the Sole Member desires to enter into this Agreement.

NOW, THEREFORE, the Sole Member does hereby agree as follows:

1. Name. The name of the limited liability company is Apollo Asset-Backed Finance Company LLC, or such other name as the Class V Members holding a majority of the total outstanding Class V Shares in all Series may from time to time hereafter designate.

2. Definitions. Capitalized terms used but not otherwise defined herein have the meanings set forth therefor in Section 18-101 of the Act. As used in this Agreement, the terms set forth below shall have the following respective meanings:

“Class V Member” means Apollo Principal Holdings, in its capacity as a member of the Company associated with a Series (as defined below) and holding Class V Shares in such Series, and includes any person or entity admitted as an additional member of the Company associated with a Series and holding Class V Shares in such Series or a substitute member of the Company associated with a Series and holding Class V Shares in such Series pursuant to the provisions of this Agreement, in each case in its capacity as a member of the Company associated with such Series and holding Class V Shares in such Series and for so long as such person or entity continues to hold Class V Shares in such Series.

“Class V Shares” means the Class V Shares in a Series issued to the Class V Members associated with such Series and representing the rights, obligations and terms specified in this Agreement with respect to Class V Shares.

“Contribution Agreements” means, collectively, the Series I Contribution Agreement and the Series II Contribution Agreement.

“Interest” means, with respect to a Member, such Member’s (i) limited liability company interest (within the meaning of Section 18-101(10) of the Act) in the Company or interest in a Series and (ii) rights with respect to Class V Shares in a Series, if any.

“Series I” means Apollo Asset-Backed Finance Company LLC - Series I, a registered series of the Company.

“Series I Certificate” means that certain Certificate of Registered Series of Series I, as filed in the office of the Secretary of State of the State of Delaware on September 22, 2023.

“Series I Contribution Agreement” means that certain Contribution Agreement, dated as of the date hereof, between Series I and Apollo Principal Holdings, pursuant to which, inter alia, Apollo Principal Holdings makes a capital contribution to Series I and Series I issues 40 Class V Shares in Series I to Apollo Principal Holdings.

“Series II” means Apollo Asset-Backed Finance Company LLC - Series II, a registered series of the Company.

“Series II Certificate” means that certain Certificate of Registered Series of Series II, as filed in the office of the Secretary of State of the State of Delaware on September 22, 2023.

“Series II Contribution Agreement” means that certain Contribution Agreement, dated as of the date hereof, between Series II and Apollo Principal Holdings, pursuant to which, inter alia, Apollo Principal Holdings makes a capital contribution to Series II and Series II issues 40 Class V Shares in Series II to Apollo Principal Holdings.

3. Certificates. The execution, delivery and filing of each of the Series I Certificate and the Series II Certificate by an “authorized person” of the Company within the meaning of the Act is hereby ratified, confirmed and approved in all respects. The Member, any Authorized Person (as defined below), or any other person designated by the Board (as defined below) is authorized to execute, deliver and file the Certificate of Registered Series of any Series and shall be authorized to execute, deliver and file all other certificates (and any amendments and/or restatements thereto) required or permitted by the Act to be filed with the Secretary of State of the State of Delaware with respect to the Company or any Series, and the prior execution, delivery and filing by any such person of any such Certificate of Registered Series is hereby authorized, approved, confirmed and ratified in all respects. The Member, any Authorized Person, or any other person designated by the Board shall execute, deliver and file, or cause the execution, delivery and filing of any certificates (and any amendments and/or restatements thereof) necessary for the Company to qualify to do business in any other jurisdiction in which the Company may wish to conduct business.

4. Purpose and Power.

(a) The Company and, unless otherwise provided in the Series Agreement of a Series, each Series, is formed for the object and purpose of, and the nature of the business to be conducted and promoted by the Company and each Series is, engaging in any lawful act or activity for which limited liability companies may be formed under the Act and engaging in any and all activities necessary or incidental to the foregoing.

(b) The Company and each Series shall have the power and authority to take any action permitted to the Company or such Series under this Agreement (and, with respect to a Series, its Series Agreement) and to do such other things and engage in such other activities related to the foregoing as may be necessary, convenient or incidental to the conduct of the business of the Company or such Series, and the Company shall have the power and authority, to exercise all powers and authorities of and on behalf of a Series hereunder, and the Company and each Series shall have and exercise all of the powers and rights conferred upon limited liability companies formed pursuant to the Act.

5. Offices. The principal place of business and office of the Company and each Series shall be located at, and the Company’s and each Series’ business shall be conducted from, such place or places as the Members or the Board may designate from time to time. As of the date hereof, the principal place of business and office of the Company is located at c/o 9 West 57th Street 42nd Floor, New York, New York 10019.

6. Registered Office and Agent. The address of the registered office of the Company in the State of Delaware is c/o Corporation Service Company, 251 Little Falls Drive, Wilmington, New Castle County, Delaware 19808. The name and address of the registered agent of the Company for service of process on the Company in the State of Delaware are Corporation Service Company, 251 Little Falls Drive, Wilmington, New Castle County, Delaware 19808. The registered office or agent of the Company may be changed, from time to time, by an amendment to the Certificate.

7. Members; Contribution Agreements; Class V Shares.

(a) Each of the Members set forth on Schedule A-1 attached hereto are members of the Company. The names and mailing addresses of each Member and the number of Class V Shares in each Series held by the Class V Members associated with each Series are set forth on Schedule A-1, as may be amended. The Sole Member hereby continues as a member of the Company generally, and is admitted to the Company as the sole Class V Member associated with Series I and Series II, upon its execution of this Agreement. As of the date hereof, Apollo Principal Holdings holds all of the issued and outstanding Class V Shares in Series I and Series II. The Interests in the Company and in each Series, as such Interests may be adjusted from time to time, shall be set forth in the books and records of the Company. Except as specifically provided in this Agreement, the Members shall have no power or authority to act for or on behalf of, or to bind, the Company or any Series.

(b) Each of Series I and Series II is hereby authorized to execute, deliver and perform, and the Company and any Officer or Director, acting alone, on behalf of Series I or Series II is hereby authorized to execute and deliver (i) each of the Contribution Agreements, and (ii) all documents, agreements, or certificates contemplated thereby or related thereto, and any amendments or restatements thereto, all without any further act, vote or approval of the Board or any other person or entity notwithstanding any other provision of this Agreement.

(c) As of the date hereof, pursuant to the applicable Contribution Agreement, Apollo Principal Holdings has made a capital contribution to each of Series I and Series II in the amount set forth in the applicable Contribution Agreement in exchange for such Series’ issuance to Apollo Principal Holdings of 40 Class V Shares in each such Series.

8. Term. The term of the Company commenced on the date of filing of the Certificate in accordance with the Act and shall continue until the Company is dissolved and its affairs are wound up in accordance with Section 12 of this Agreement and a certificate of cancellation of the Certificate is filed in accordance with the Act.

9. Board of Directors. Except as otherwise expressly provided in this Agreement, the business and affairs of the Company and each Series will be managed by a board (the “Board”) of directors (each, a “Director”). The Board has the power to do any and all acts necessary or convenient to or for the furtherance of the purposes described in this Agreement, including all powers, statutory or otherwise, possessed by managers of a Delaware limited liability company or series formed under the Act and not expressly modified by this Agreement. Each Director shall be a “manager” of the Company and each Series within the meaning of the Act, provided, however, that except as otherwise expressly set forth in this Agreement, a Director shall not have the ability to bind the Company or any Series except in its capacity as a member of the Board. The Class V Members holding a majority of the total outstanding Class V Shares in all Series may determine the size of the entire Board and may designate, remove or replace any Director, with or without cause, at any time. The size of the entire Board and the initial Directors as of the date of this Agreement are set forth on Schedule B hereto. A meeting of the Board may be called by notice that is provided to all Directors, and no notice is required with respect to any particular Director if such Director consents in writing (including by e-mail) to a waiver of such notice either before or after the meeting. A majority of the Directors constituting the entire Board who are present in person or by written proxy at the meeting shall constitute a quorum for the transaction of business. Any action by the Board may be taken at a meeting with the approval of a majority of the Directors constituting the entire Board. Any action by the Board may be taken by written consent in lieu of having a meeting if (i) all Directors receive notice of the action to be taken by written consent in lieu of a meeting and (ii) a majority of the Directors constituting the entire Board consents to the action in writing (including by e-mail). The Board may delegate its management rights, powers, duties and responsibilities pursuant to this Section 9 to one or more Officers (as defined below) or such other person or persons designated by the Board as the Board may determine. Pursuant to its discretion to do so under this Section 9, the Board hereby delegates to each of the Officers the nonexclusive power and authority to act as an agent of the Company and each Series (or the Company on behalf of any Series) and, in such capacity, to bind the Company and each Series (or the Company on behalf of any Series) in the ordinary course of the Company’s and the Series’ business and to execute any and all documents to be signed by the Company or any Series (or the Company on behalf of any Series).

10. Officers.

(a) The Board may, from time to time as it deems advisable, designate natural persons as officers of the Company (the “Officers”) or successor Officers of the Company and assign titles to any such person. Unless the Board decides otherwise, if the title is one commonly used for officers of a business corporation formed under the General Corporation Law of the State of Delaware, the assignment of such title shall constitute the delegation to such person of the authorities and duties that are normally associated with that office. Any delegation pursuant to this Section 10 may be revoked at any time by the Board. An Officer may be removed with or without cause at any time by the Board.

(b) The persons set forth on Schedule C are designated as initial Officers of the Company, holding the respective offices set forth opposite their names, and are each duly authorized to act on behalf of the Company or any Series in their capacity as an Officer.

11. Authorized Person.

(a) Notwithstanding any provision in this Agreement to the contrary, each Director and, subject to the authorization of the Board, each Officer (such Director or Officer, an “Authorized Person”) is hereby authorized, without the need for any further act, vote or consent of the Sole Member or any Class V Member, (i) to execute and deliver, and to perform the Company’s or any Series’ obligations (or the Company’s obligations on behalf of any Series) under, this Agreement or any Series Agreement, and (ii) to take any action, in such capacity, contemplated by or arising out of this Agreement or any Series Agreement.

(b) Each Authorized Person, acting individually, is hereby authorized and empowered, as an authorized person of the Company within the meaning of the Act, or otherwise:

(i) to execute and deliver and/or file (in the name and on behalf of the Company or any Series (or the Company on behalf of any Series)) any agreement of the Company or any Series (or the Company on behalf of any Series) (including, without limitation, any investment advisory agreements) (and any amendments, restatements, and/ or supplements thereof), the Certificate (and any amendments and/or restatements thereof), the certificates of registered series (and any amendments and/or restatements) of any Series established as a registered series pursuant to this Agreement, and any other certificates, notices, applications and other documents (and any amendments, restatements, and/or supplements thereof) to be filed with any government or governmental or regulatory body by or on behalf of the Company or any Series (or the Company on behalf of any Series), including, without limitation, any such documents that may be necessary or advisable for the Company or any Series to quality to do business in a jurisdiction in which the Company or any Series desires to do business; and

(ii) to prepare or cause to be prepared, and to sign, execute, and deliver and/or file (in the name and on behalf of the Company or any Series (or the Company on behalf of any Series)): (A) such agreements, instruments, certificates and other documents as maybe necessary or desirable in furtherance of the Company’s or any Series’ purposes, (B) any certificates, forms, notices, applications, or other documents to be filed with any government or governmental or regulatory body on behalf of the Company or any Series, (C) any registration statement pursuant to the Securities and Exchange Act of 1934, as amended (including, but not limited to, Form 10), (D) any certificates, forms, notices, applications, and other documents that may be necessary or advisable for the Company or any Series, (E) resolutions with respect to any of the foregoing matters, and (F) any amendments, restatements, and/or supplements of any of the foregoing.

(c) The authority granted to any person in this Section 11 may be revoked at any time by the Board.

(d) Notwithstanding anything in this Agreement, the execution, delivery and filing of the Company’s Certificate with the Secretary of State of the State of Delaware by Albert Murzakhanov is hereby authorized, approved, confirmed and ratified in all respects as the actions of an authorized person of the Company within the meaning of the Act. Upon the filing of the Certificate with the Secretary of State of the State of Delaware, her powers as an “authorized person” ceased.

(e) To the fullest extent permitted by law, the Company may purchase and maintain insurance on behalf of any person described in this Section 11 against any liability asserted against such person, whether or not the Company would have the power to indemnify such person against such liability under the provisions of this Section 11 or otherwise.

12. Dissolution. The Company shall be dissolved and its affairs wound up upon the occurrence of an event causing a dissolution of the Company under Section 18-801 of the Act, except the Company shall not be dissolved upon the occurrence of an event that terminates the continued membership of a Member in the Company if (i) at the time of the occurrence of such event there is at least one remaining Member of the Company, or (ii) within ninety (90) days after the occurrence of such event, the personal representative of the last remaining Member of the Company agrees in writing to continue the business of the Company and to the appointment, effective as of the date of such event, of one or more additional Members. A Series shall dissolve or terminate, as applicable, and its affairs shall be wound up upon the first to occur of any event of dissolution or termination of such Series under Section 18-215(b) or 18-218 of the Act, as applicable. The dissolution or termination, as applicable, and winding up of a Series shall not, in and of itself, cause the dissolution of the Company or the dissolution or termination of any other Series. In the event of dissolution of the Company or a Series, the Company or such Series shall conduct only such activities as are necessary to wind up its affairs (including the sale of the assets of the Company or such Series in an orderly manner), and the assets of the Company or such Series shall be applied in the manner, and in the order of priority set forth in Section 18-804 of the Act.

13. Capital Contributions. The Members shall make capital contributions to the Company or any Series from time to time, which amounts shall be set forth in the books and records of the Company or Series, as applicable.

14. Allocations and Distributions. Distributions of cash or other assets of the Company and any Series shall be made at such times and in such amounts as the Board may determine in its sole discretion. Distributions shall be made to (and profits and losses of the Company shall be allocated among) the Members, provided that distributions, profits and losses shall only be made or allocated, as applicable, with respect to a given Series only to a given Member in respect of and proportionally to such Member’s Interest in such Series. The Members have the right to receive any distributions which include a return of all or any part of such Member’s capital contribution, provided that upon the dissolution and winding up of the Company or the dissolution or termination of a Series, the assets of the Company or such Series shall be distributed as provided in Section 18-804 of the Act.

15. Assignments. The Sole Member and the Class V Member may sell, assign, pledge or otherwise transfer or encumber any of its Interest in the Company or in any Series. If the Sole Member or the Class V Member transfers all of its Interest in the Company or in any Series pursuant to this Section 15, the transferee shall be admitted to the Company as a Member, and if applicable, associated with such Series, upon its execution of an instrument signifying its agreement to be bound by the terms and conditions of this Agreement and the applicable Series Agreement (if any). Such admission shall be deemed effective simultaneously with the transfer, and, simultaneously with such admission, the transferor Sole Member or Class V Member, as applicable, shall cease to be a member of the Company generally or associated with such Series, as applicable.

16. Admission of Additional Members. One or more additional members of the Company may be admitted to the Company generally or associated with any Series with the consent of the Sole Member.

17. Limited Liability. Except as otherwise provided by the Act, the debts, obligations and liabilities of the Company and each Series, whether arising in contract, tort or otherwise, shall be solely the debts, obligations and liabilities of the Company and such Series, respectively, and no Member, Director, Officer, employee, advisor, agent or representative of the Company or such Series, respectively, shall be obligated personally for any such debt, obligation or liability of the Company or a Series solely by reason of being a Member, Director, Officer, employee, advisor, agent or representative of the Company or a Series.

18. Other Business. Any Member, Director, Officer, manager, employee, advisor, agent or representative of the Company, any Series or any affiliate of any of the foregoing (each, an “Indemnified Person”) may engage in or possess an interest in other business opportunities or ventures (unconnected with the Company or any Series) of every kind and description, independently or with others, similar or dissimilar to the business of the Company or any Series, and the Company and each Series shall have no rights by virtue of this Agreement or the applicable Series Agreement in and to such independent opportunities or ventures or to the income or profits derived therefrom, and the pursuit of any such opportunity or venture, even if competitive with the business of the Company or any Series, shall not be deemed wrongful or improper or a breach of any duty (including any fiduciary duty) otherwise existing at law, in equity or otherwise. Notwithstanding any duty (including any fiduciary duty) otherwise existing at law, in equity or otherwise, no Indemnified Person shall be obligated to present any particular investment opportunity or venture to the Company or any Series even if such opportunity or venture is of a character that, if presented to the Company or any Series, could be taken by the Company or such Series, and any Indemnified Person shall have the right to take for its own account (individually, as a partner or fiduciary, or otherwise) or to recommend to others any such particular investment opportunity or venture.

19. Exculpation; Indemnification. None of the Indemnified Persons shall be liable to the Company, any Series or any other person or entity who has an Interest in the Company or any Series for any loss, damage, fee, expenses (including attorney’s fees) or claim incurred by reason of any act or omission performed or omitted by such Indemnified Person, in good faith on behalf of the Company or such Series and in a manner reasonably believed to be within the scope of the authority conferred on such Member, Director or Officer, as applicable, by this Agreement or the applicable Series Agreement. To the fullest extent permitted by applicable law, each Indemnified Person shall be entitled to indemnification from the Company and the applicable Series for any loss, damage, fee, expenses (including attorney’s fees) or claim incurred by such Indemnified Person by reason of any act or omission performed or omitted by such Indemnified Person in good faith on behalf of the Company or the applicable Series and in a manner reasonably believed to be within the scope of the authority conferred on such Member, Director or Officer, as applicable, by this Agreement or the applicable Series Agreement; provided, however, that any indemnity under this Section 19 shall be provided out of and to the extent of Company and the applicable Series assets only, on a relative basis determined and allocated by the Sole Member in good faith, and none of the Member, Director or the Officer, as applicable, nor any other Indemnified Person, shall have personal liability on account thereof.     To the fullest extent permitted by law, the Company or the applicable Series, on a relative basis determined and allocated by the Sole Member in good faith, shall promptly pay expenses (including attorneys’ fees) incurred by any person described in this Section 19 in appearing at, participating in or defending any action, suit, claim or proceeding in advance of the final disposition of such action, suit, claim or proceeding, including appeals, upon presentation of an undertaking on behalf of such person to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified under this Section 19 or otherwise.

20. Amendments. This Agreement may be amended only by written instrument executed by the Sole Member, except that Schedules B and C may be amended from time to time on behalf of the Sole Member to reflect the addition, removal or replacement of any Director made by the Sole Member or any Officer made by the Board in accordance with this Agreement, without the execution and delivery by the Sole Member of a written agreement to amend this Agreement.

21. Benefits of Agreement. Except with respect to Sections 18 and 19 hereof, which is for the benefit of the Indemnified Persons, the terms and provisions of this Agreement are intended solely for the benefit of the Sole Member and its respective successors and assigns, and it is not the intention of the Sole Member to confer third-party beneficiary rights, and nothing herein, express or implied, is intended to or shall confer upon any other person such rights. None of the provisions of this Agreement shall be for the benefit of or enforceable by any creditor of the Company or by any creditor of any Member.

22. Banking Matters. The Sole Member, the Board and each Officer and any agent or employee of the Company, or other person designated by the Sole Member, the Board or such Officer is hereby authorized and empowered (A) to (i) establish one or more domestic or international accounts (including but not limited to, depository, checking, disbursement, custodian, or investment accounts, and other accounts as deemed necessary or expeditious for business purposes of the Company or any Series) (“Accounts”), in the name of the Company or any Series with any bank, trust company, savings and loan institution, brokerage firm or other financial institution which the Sole Member, the Board or said Officer shall from time to time designate as a depository of funds, securities or other property of the Company or any Series, for any purpose and on terms and conditions deemed appropriate by such person on behalf of the Company or any Series; and (ii) close Accounts of the Company or any Series now or hereafter established; and (B) to assign, limit or revoke any and all authority of any agent or employee of the Company or any Series, or other person designated by the Sole Member, the Board or such Officer to (i) sign checks, drafts and orders for the payment of money drawn on the Company’s or any Series’ Accounts, and all notes of the Company or any Series and all acceptances and endorsements of the Company or any Series; (ii) execute or initiate electronic fund transfers; (iii) execute or initiate foreign currency exchange transactions; (iv) execute or initiate the investment of monies; and (v) initiate requests for information for any Account of the Company or any Series.

23. Governing Law. This Agreement shall be governed by, and construed under, the laws of the State of Delaware, without regard to conflict of laws principles, all rights and remedies being governed by said laws.

24. Submission to Jurisdiction; Waiver of Jury Trial.

(a) Any and all disputes which cannot be settled amicably with respect to this Agreement or any Series Agreement, including any action (at law or in equity), claim, litigation, suit, arbitration, hearing, audit, review, inquiry, proceeding or investigation or ancillary claims of any party, arising out of, relating to or in connection with the validity, negotiation, execution, interpretation, performance or non-performance of this Agreement or any Series Agreement or any matter arising out of or in connection with this Agreement or any Series Agreement and the rights and obligations arising hereunder or thereunder, or for recognition and enforcement of any judgment in respect of this Agreement or any Series Agreement and the rights and obligations arising hereunder or thereunder brought by a party or its successors or assigns, shall be brought and determined exclusively in the Delaware Court of Chancery, or if such court shall not have jurisdiction, any federal court located in the State of Delaware, or, if neither of such courts shall have jurisdiction, any other Delaware state court. Each of the parties hereby irrevocably submits with regard to any such dispute for itself and in respect of its property, generally and unconditionally, to the sole and exclusive personal jurisdiction of the aforesaid courts and agrees that it will not bring any dispute arising out of or relating to this Agreement or any Series Agreement or any of the transactions contemplated by this Agreement or any Series Agreement in any court other than the aforesaid courts. Each party irrevocably consents to service of process in any dispute in any of the aforesaid courts by the mailing of copies thereof by registered or certified mail, postage prepaid, or by recognized overnight delivery service, to such party at such party’s address referred to in Section 5 or Schedule A-1, as applicable. Each party hereby irrevocably and unconditionally waives, and agrees not to assert as a defense, counterclaim or otherwise, in any action brought by any party with respect to this Agreement or any Series Agreement (i) any claim that it is not personally subject to the jurisdiction of the aforesaid courts for any reason other than the failure to serve process in accordance with this Section 24(a) and as otherwise permitted by law; (ii) any claim that it or its property is exempt or immune from the jurisdiction of any such court or from any legal process commenced in such courts (whether through service of notice, attachment prior to judgment, attachment in aid of execution of judgment, execution of judgment or otherwise); or (iii) any objection which such party may now or hereafter have (A) to the laying of venue of any of the aforesaid actions arising out of or in connection with this Agreement or any Series Agreement brought in the courts referred to above; (B) that such action brought in any such court has been brought in an inconvenient forum and (C) that this Agreement or any Series Agreement, or the subject matter hereof or thereof, may not be enforced in or by such courts.

(b) To the extent that any party has or hereafter may acquire any immunity from jurisdiction of any court or from any legal process (whether through service or notice, attachment prior to judgment, attachment in aid of execution, execution or otherwise) with respect to itself, or to such party’s property, each such party hereby irrevocably waives such immunity in respect of such party’s obligations with respect to this Agreement and any Series Agreement.

(c) Each party acknowledges that it is knowingly and voluntarily agreeing to the choice of Delaware law to govern this Agreement and to the jurisdiction of Delaware courts in connection with proceedings brought hereunder. The parties intend this to be an effective choice of Delaware law and an effective consent to jurisdiction and service of process under 6 Del. C. §2708.

(D) EACH PARTY, FOR ITSELF AND ITS AFFILIATES, HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW ALL RIGHT TO TRIAL BY JURY IN ANY ACTION OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THE ACTIONS OF THE PARTIES OR THEIR RESPECTIVE AFFILIATES PURSUANT TO THIS AGREEMENT OR ANY SERIES AGREEMENT IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE OR ENFORCEMENT HEREOF OR THEREOF.

25. Series.

(a) Notwithstanding any provision of this Agreement to the contrary, at any time and from time to time, the Sole Member, in its sole and absolute discretion, has the power and authority, and is duly authorized by the parties hereto, to amend and/or restate this Agreement, in part or in its entirety, and take any other action it deems advisable, including action by written consent, to cause the creation and establishment of protected series of limited liability company interests or assets or registered series of limited liability company interests or assets (each, a “Series”) in or of the Company within the meaning of Section 18-215(b) and Section 18-218 of the Act, as applicable. As of the date hereof, the Series set forth on Schedule A-2 attached hereto have been established and formed as registered series of the Company. The terms of each Series shall be as set forth in this Agreement and in a separate agreement of such Series (each, a “Series Agreement”) substantially in the form of Exhibit A attached hereto with respect to each Series, incorporated herein by reference, but with any changes therein that the Sole Member may determine in its sole discretion. For all purposes of the Act, this Agreement together with each Series Agreement constitutes the “limited liability company agreement” of the Company within the meaning of the Act. Each Series Agreement shall be executed by the Sole Member and, if applicable, any Member associated with such Series. Except as expressly provided otherwise in this Agreement, (i) the terms and provisions of a Series Agreement may have the effect of altering, supplementing and amending the terms and provisions hereof, and (ii) to the extent that any of the terms or provisions of a Series Agreement conflict with any of the terms or provisions of this Agreement as applied to the relevant Series, the terms or provisions of such Series Agreement shall control with respect to such Series.

(b) No debt, liability, obligation or expense of a Series shall be a debt, liability, obligation or expense of any other Series. The debts, liabilities, obligations and expenses incurred, contracted for or otherwise existing with respect to a Series shall be enforceable against the assets of such Series only and not against any other assets of the Company generally or any other Series, and none of the debts, liabilities, obligations and expenses incurred, contracted for or otherwise existing with respect to the Company generally or any other Series shall be enforceable against the assets of such Series. The records maintained for each Series shall account for the assets associated with such Series separately from the other assets of the Company, or any other Series, and assets associated with a Series may be held, directly or indirectly, including in the name of such Series, in the name of the Company, through a nominee or otherwise. Records maintained for a Series that reasonably identify its assets, including by specific listing, category, type, quantity, computational or allocational formula or procedure (including a percentage or share of any asset or assets) or by any other method where the identity of such assets is objectively determinable, will be deemed to account for the assets associated with such Series separately from the other assets of the Company or any other Series. The Sole Member, the Board and the Company shall not commingle the assets of one Series with the assets of any other Series or the assets, if any, of the Company, generally. The Sole Member may allocate assets, debts, liabilities, expenses or other obligations of the Company generally among the Series in such percentages and proportions as the Sole Member may determine.

(c) The Sole Member may cause the Company and any Series to issue Interests (but any person or entity other than any Class V Member who receives an Interest shall not be admitted as a Member of the Company or be associated with any Series as a Member) and allocate any property to Series, and the Sole Member is hereby authorized to take any further actions or amendments to this Agreement as may be necessary to effect the establishment and formation of additional Series and the issuance of any Interests, all without any further approval or consent of any person or entity. Any person or entity issued Interests shall be bound by the terms of this Agreement upon its execution of an instrument signifying its agreement to be bound by the terms of this Agreement which instrument may be a subscription agreement for Interests or a Series Agreement. If a new Series is formed, property is contributed to the Company or a Series, or Interests are issued, the Sole Member shall update the books and records of the Company and the Series accordingly.

26. Counterparts. This Agreement may be signed in one or more counterparts, including by facsimile or other electronic transmission (including Portable Document Format or “PDF”), each of which shall constitute an original and all of which together shall constitute one and the same agreement. The words “execution,” “signed,” “signature,” “delivery,” and words of like import in or relating to this Agreement or any document to be signed in connection with this Agreement shall be deemed to include electronic signatures, deliveries or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be, and the parties hereto consent to conduct the transactions contemplated hereunder by electronic means.

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IN WITNESS WHEREOF, the undersigned, intending to be legally bound hereby, has duly executed this Limited Liability Company Agreement as of the date first above written.

SOLE MEMBER:

APOLLO PRINCIPAL HOLDINGS VI, L.P.

By:	Apollo Principal Holdings VI GP, LLC,
its general partner

By:	/s/ Kristin Hester
	Name:	Kristin Hester
	Title:	Vice President

[Limited Liability Company Agreement

– Apollo Asset-Backed Finance Company LLC]

Schedule A-1

Members of Apollo Asset-Backed Finance Company LLC

Name	Address	Number of Class V Shares Held
Apollo Principal Holdings VI, L.P.	9 W 57th Street 42nd Floor, New York, New York 10019	Series I – 40 Series II – 40

Schedule A-2

Series

As of September 22, 2023

Apollo Asset-Backed Finance Company LLC - Series I (“Series I”)

Apollo Asset-Backed Finance Company LLC - Series II (“Series II”)

FIRST AMENDMENT TO

LIMITED LIABILITY COMPANY AGREEMENT OF

APOLLO ASSET-BACKED FINANCE COMPANY LLC

This First Amendment (this “Amendment”) to the Limited Liability Company Agreement of Apollo Asset-Backed Finance Company LLC, a Delaware limited liability company (the “Company”), is entered into as of October 30, 2023 by Apollo Principal Holdings VI, L.P., a Cayman Islands exempted limited partnership, as the sole member of the Company generally (in such capacity, the “Sole Member”), and as the sole Class V Member (as defined in the Agreement (as defined below)). Capitalized terms used herein and not otherwise defined are used as defined in the Agreement.

W I T N E S S E T H

A. WHEREAS, A certificate of formation (the “Certificate”) of the Company was filed with the Secretary of State of the State of Delaware on September 22, 2023;

B. WHEREAS, The Sole Member entered into that certain Limited Liability Company Agreement of the Company, dated as of September 22, 2023 (the “Agreement”); and

C. WHEREAS, the Sole Member desires to amend the Agreement in the manner set forth herein.

NOW, THEREFORE, intending to be legally bound, the Sole Member hereby agrees as follows:

1. Amendment. The name of (i) the Company is hereby changed to “Apollo Asset Backed Credit Company LLC”, (ii) Series I is hereby changed to “Apollo Asset Backed Credit Company LLC - Series I” and (iii) Series II is hereby changed to “Apollo Asset Backed Credit Company LLC - Series II” (collectively, the “Name Changes”). The Agreement is hereby amended to reflect the Name Changes and all references in the Agreement to (i) “Apollo Asset-Backed Finance Company LLC”, including when used in the Form Series Agreement attached as Exhibit A to the Agreement, shall hereafter refer to “Apollo Asset Backed Credit Company LLC”, (ii) “Apollo Asset-Backed Finance Company LLC - Series I” shall hereafter refer to “Apollo Asset Backed Credit Company LLC - Series I” and (iii) “Apollo Asset-Backed Finance Company LLC - Series II” shall hereafter refer to “Apollo Asset Backed Credit Company LLC - Series II”.

2. Binding Effect. This Amendment shall be binding upon, and shall enure to the benefit of, the parties hereto and their respective successors and assigns.

3. Agreement in Effect. Except as hereby amended, the Agreement shall remain in full force and effect.

4. Governing Law. This Amendment shall be governed by, and interpreted in accordance with, the laws of the State of Delaware, all rights and remedies being governed by such laws without regard to principles of conflicts of laws.

5. Severability. Each provision of this Amendment shall be considered severable and if for any reason any provision or provisions herein are determined to be invalid, unenforceable or illegal under any existing or future law, such invalidity, unenforceability or illegality shall not impair the operation of or affect those portions of this Amendment that are valid, enforceable and legal.

6. Certificates of Amendment. Any Authorized Person, including Kristin Hester, as an “authorized person” of the Company within the meaning of the Act, may execute, deliver and cause to be filed with the Secretary of State of the State of Delaware a Certificate of Amendment to the Certificate of Formation of the Company, a Certificate of Amendment to the Certificate of Registered Series of Series I and a Certificate of Amendment to the Certificate of Registered Series of Series II reflecting the Name Changes, as applicable, and such execution, delivery and filing is hereby ratified, approved, authorized and confirmed in all respects.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the undersigned, intending to be legally bound hereby, has duly executed this Amendment as of the date first written above.

SOLE MEMBER:

APOLLO PRINCIPAL HOLDINGS VI, L.P.

By:	Apollo Principal Holdings VI GP, LLC,
its general partner

By:	/s/ Kristin Hester
	Name:	Kristin Hester
	Title:	Vice President

[First Amendment to Limited Liability Company Agreement

– Apollo Asset-Backed Credit Company LLC]